Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-35024


PROSPECTUS SUPPLEMENT DATED August 1, 2000

(To Prospectus filed on May 8, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        4,794,065 Shares of Common Stock

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.


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         The table captioned "Selling Stockholders"  commencing on page 4 of the
Prospectus is hereby amended to reflect the following additions and changes.


                                                                 Shares to be
                                                               Offered for the
   Selling Stockholders                                     Selling Stockholder
--------------------------------------------------------   ---------------------

The John H. Kemps and Jenny E. Kemps Charitable                   16,500
Remainder Trust, John H. Kemps and First Union
National Bank Trustees

Joel H. Dedrick                                                   17,366

Mary Beth Dedrick                                                 17,366

Joel H. Dedrick and Mary Beth Dedrick,Tenants in Common           33,999

Rachael C. Buckley                                                   135